                                                                    EXHIBIT 9(i)





                            PARTICIPATION AGREEMENT

                                  BY AND AMONG

                      AIM VARIABLE INSURANCE FUNDS, INC.,

                            A I M DISTRIBUTORS, INC.

                                      AND

                     ML LIFE INSURANCE COMPANY OF NEW YORK,
                            ON BEHALF OF ITSELF AND
                             ITS SEPARATE ACCOUNTS

                               TABLE OF CONTENTS


DESCRIPTION                                                                                                          PAGE
Section 1.  Available Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.1     Availability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.2     Addition, Deletion or Modification of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.3     No Sales to the General Public . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

Section 2.  Processing Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.1     Timely Pricing and Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.2     Timely Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.3     Applicable Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.4     Dividends and Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.5     Book Entry . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Section 3.  Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.1     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.2     Parties To Cooperate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Section 4.  Legal Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.1     Tax Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.2     Insurance and Certain Other Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.3     Securities Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.4     Notice of Certain Proceedings and Other Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . 9
         4.5     MLLIC To Provide Documents; Information About AVIF . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         4.6     AVIF To Provide Documents; Information About MLLIC . . . . . . . . . . . . . . . . . . . . . . . . .  10

Section 5.  Mixed and Shared Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.1     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.2     Disinterested Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.3     Monitoring for Material Irreconcilable Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.4     Conflict Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.5     Notice to MLLIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.6     Information Requested by Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.7     Compliance with SEC Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.8     Other Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Section 6.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.1     Events of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.2     Notice Requirement for Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.3     Funds To Remain Available  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18





                                       i
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
DESCRIPTION                                                                                                           PAGE
         6.4     Survival of Warranties and Indemnifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.5     Continuance of Agreement for Certain Purposes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Section 7.  Parties To Cooperate Respecting Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Section 8.  Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Section 9.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Section 10.  Voting Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

Section 11.  Foreign Tax Credits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Section 12.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         12.1    Of AVIF and AIM by MLLIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         12.2    Of MLLIC by AVIF and AIM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         12.3    Effect of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         12.4    Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 13.  Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 14.  Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 15.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 16.  Rights Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 17.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 18.  Parties to Cooperate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SCHEDULE A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

SCHEDULE B  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

SCHEDULE C  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                            PARTICIPATION AGREEMENT


         THIS AGREEMENT, made and entered into as of the 18th day of December, 1996 ("Agreement"), by and among AIM Variable Insurance Funds, Inc., a Maryland corporation ("AVIF"); A I M Distributors, Inc., a Delaware corporation ("AIM"); and ML Life Insurance Company of New York, a New York life insurance company ("MLLIC"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts") (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, AVIF is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, AVIF currently consists of nine separate series ("Series"), shares ("Shares") of each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and

         WHEREAS, AVIF will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Fund"; reference herein to "AVIF" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and

         WHEREAS, AIM is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

         WHEREAS, AIM currently serves as the distributor for the Shares; and

         WHEREAS, MLLIC will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the "Contracts"), if required by applicable law, will be registered under the 1933 Act; and

         WHEREAS, MLLIC will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

         WHEREAS, MLLIC will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, MLLIC intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts;

         NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:


                          SECTION 1.  AVAILABLE FUNDS

         1.1     AVAILABILITY.

         AVIF will make Shares of each Fund available to MLLIC for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of AVIF may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund.

         1.2     ADDITION, DELETION OR MODIFICATION OF FUNDS.

         The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

         1.3     NO SALES TO THE GENERAL PUBLIC.

         AVIF and AIM agree that Shares will be sold only to insurance companies which have entered into participation agreements with AVIF and their separate accounts, qualified pension and retirement plans and AIM or its affiliates. MLLIC will not resell the Shares except to AVIF or its agents.


                      SECTION 2.  PROCESSING TRANSACTIONS

         2.1     TIMELY PRICING AND ORDERS.

         (a) AVIF or its designated agent will use its best efforts to provide MLLIC with the closing net asset value per Share for each Fund by 5:30 p.m. Central Time on each Business Day.

As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, (ii) AVIF calculates the Fund's net asset value pursuant to rules of the SEC, and (iii) MLLIC is open for business.

         (b) MLLIC will use the data provided by AVIF each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. MLLIC will perform such Account processing the same Business Day, and will place corresponding orders to purchase or redeem Shares with AVIF via facsimile (with receipt confirmed in person by telephone) by 9:00 a.m. Central Time the following Business Day; provided, however, that AVIF shall provide additional time to MLLIC in the event that AVIF is unable to meet the 5:30 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that AVIF takes to make the net asset values available to MLLIC.

         (c) Each order to purchase or redeem Shares of each Fund will be netted; provided, however, with respect to payment of the purchase price by MLLIC and of redemption proceeds by AVIF, MLLIC and AVIF shall net purchase and redemption orders and shall transmit one (1) net payment in accordance with
Section 2.2, below.   Each order to purchase or redeem Shares of each Fund
shall be accompanied or followed by a statement (received no later than 10:00 a.m. Central Time) specifying whether the order results from purchase payments, transfers from another Subaccount, transfers to another Subaccount, surrenders, partial withdrawals, routine withdrawals of charges, or requests for other transactions under Policies (collectively, "Policy Transactions.") AVIF shall confirm to MLLIC, in a form agreeable to both parties, as soon as practicable (but AVIF shall use all reasonable efforts to provide same day notice) of the number of shares and the net asset value per share of each Fund purchased or sold each day by MLLIC.

         (d) If AVIF provides materially incorrect Share net asset value information (as determined under SEC guidelines), MLLIC shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to MLLIC. Materiality and reprocessing cost reimbursement shall be determined in accordance with standards established by the Parties as provided in Schedule B, attached hereto and incorporated herein.

         2.2     TIMELY PAYMENTS.

         MLLIC will wire payment for net purchases to a custodial account designated by AVIF by 1:00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable. AVIF will wire payment in federal funds for net redemptions to an account designated by MLLIC by 1:00 p.m. Central Time on the same day as the Order is placed, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable MLLIC to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.

         2.3     APPLICABLE PRICE.

         (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that MLLIC receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), MLLIC shall be the designated agent of AVIF for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with
Section 2.1(b) hereof.

         (b) All other Share purchases and redemptions by MLLIC will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

         2.4     DIVIDENDS AND DISTRIBUTIONS.

         MLLIC hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until MLLIC otherwise notifies AVIF in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. MLLIC reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. AVIF will use reasonable efforts to furnish, or cause to be furnished, notice by wire or telephone (followed by written confirmation) on or prior to the payment date to MLLIC of any income dividends or capital gain distributions payable on the Shares of any Fund and will provide information with respect to the number of additional Shares purchased as a result of any reinvestment of dividends.

         2.5     BOOK ENTRY.

         Issuance and transfer of AVIF Shares will be by book entry only. Stock certificates will not be issued to MLLIC. Shares ordered from AVIF will be recorded in an appropriate title for MLLIC, on behalf of its Account.


                         SECTION 3.  COSTS AND EXPENSES

         3.1     GENERAL.

         Except as otherwise specifically provided in Schedule C, attached hereto and made a part hereof, each Party will bear all expenses incident to its performance under this Agreement.

         3.2     PARTIES TO COOPERATE.

         Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, each Account's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Account Prospectus"), each Fund's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Fund Prospectus"), or other materials of the Accounts or AVIF.


                          SECTION 4.  LEGAL COMPLIANCE

         4.1     TAX LAWS.

         (a) AVIF represents and warrants that each Fund is currently qualified and will continue to qualify as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). AVIF will notify MLLIC immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

         (b) AVIF represents that it will comply and maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of
the Code and Section 1.817-5(b) of the regulations under the Code.   AVIF will
notify MLLIC immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 4.1(b) by AVIF, it will take all steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

         (c) MLLIC agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of MLLIC or, to MLLIC's knowledge, of any Policy owner, annuitant or participant under the Policies (collectively, "Participants"), that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Code or MLLIC otherwise becomes aware of any facts that could give rise to any claim against AVIF or its affiliates as a result of such a failure or alleged failure:

                 (i) MLLIC shall promptly notify AVIF of such assertion or potential claim;

                 (ii) MLLIC shall consult with AVIF as to how to minimize any liability that may arise as a result of such failure or alleged failure;

                 (iii) MLLIC shall use its best efforts to minimize any liability of AVIF or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations
                          Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

                 (iv) MLLIC shall permit AVIF, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to AVIF or its affiliates as a result of such a failure or alleged failure; provided, however, that MLLIC will retain control of the conduct of such conferences discussions, proceedings, contests or appeals;

                 (v) any written materials to be submitted by MLLIC to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), (a) shall be provided by MLLIC to AVIF (together with any supporting information or analysis) at least ten (10) Business Days or such shorter period to which the Parties hereto may agree prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by MLLIC to any such person without the express written consent of AVIF which shall not be unreasonably withheld;

                 (vi) MLLIC shall provide AVIF or its affiliates and their accounting and legal advisors with such cooperation as AVIF shall reasonably request (including, without limitation, by permitting AVIF and its accounting and legal advisors to review the relevant books and records of MLLIC) in order to facilitate review by AVIF or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure;

                 (vii) MLLIC shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against AVIF or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of AVIF or its affiliates, which shall not be unreasonably withheld, provided that MLLIC shall not be required, after exhausting all administrative penalties, to appeal any adverse judicial decision unless AVIF or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and provided further that the costs of any such appeal shall be borne equally by the Parties hereto; and

                 (viii) AVIF and its affiliates shall have no liability as a result of such failure or alleged failure if MLLIC fails to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.

         Should AVIF or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, MLLIC may, in its discretion, authorize AVIF or its affiliates to act in the name of MLLIC in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event AVIF or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided, that in no event shall MLLIC have any liability resulting from AVIF's refusal to accept the proposed settlement or compromise with respect to any failure caused by AVIF. As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

         (d) Subject to Sections 4.1(a) and 4.1(b) hereof, MLLIC represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will maintain such treatment; MLLIC will notify AVIF immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

         (e) MLLIC represents and warrants that each Account is a "segregated asset account" and that, subject to Sections 4.1(a) and 4.1(b) hereof, interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. MLLIC will continue to meet such definitional requirements, and it will notify AVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

         4.2     INSURANCE AND CERTAIN OTHER LAWS.

         (a) AVIF will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by MLLIC, including, the furnishing of information not otherwise available to MLLIC which is required by state insurance law to enable MLLIC to obtain the authority needed to issue the Contracts in any applicable state.

         (b) MLLIC represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under Section 4240 of the New York Insurance Law and the regulations thereunder, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

         (c) AVIF represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         (d) AIM represents and warrants that it is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         4.3     SECURITIES LAWS.

         (a) MLLIC represents and warrants that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and New York law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) MLLIC will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

         (b) AVIF and AIM represent and warrant that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with all applicable federal and state laws including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Maryland law, (ii) AVIF is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, or as may be required by applicable law, (iv) AVIF does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) AVIF's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) AVIF's Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

         (c) AVIF will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by AVIF.

         4.4     NOTICE OF CERTAIN PROCEEDINGS AND OTHER CIRCUMSTANCES.

         (a) AVIF and/or AIM will immediately notify MLLIC of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to AVIF's registration statement under the 1933 Act or AVIF Prospectus, (ii) any request by the SEC for any amendment to such registration statement or AVIF Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of AVIF's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by MLLIC. AVIF and AIM will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

         (b) MLLIC will immediately notify AVIF of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. MLLIC will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order, or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

         4.5     MLLIC TO PROVIDE DOCUMENTS; INFORMATION ABOUT AVIF.

         (a) MLLIC will provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

         (b) MLLIC will provide to AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which AVIF or any of its affiliates is named, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if AVIF or its designated agent objects to such use within ten (10) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. AVIF hereby designates AIM as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to MLLIC in the manner required by Section 9 hereof.

         (c) Neither MLLIC nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning AVIF, AIM or their respective affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the registration statement, including the AVIF Prospectus contained therein, relating to Shares, as such registration statement and AVIF Prospectus may be amended or supplemented from time to time; or (ii) in reports or proxy materials for AVIF; or (iii) in published reports for AVIF that are in the public domain and approved by AVIF for distribution; or (iv) in sales literature or other promotional material approved by AVIF, except with the express written permission of AVIF. The parties hereto agree that this Section
4.5 is not intended to designate nor otherwise imply that MLLIC is an underwriter or distributor of Shares of AVIF.

         (d) MLLIC shall adopt and implement procedures reasonably designed to ensure that information concerning AVIF, AIM and their respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and none of AVIF, AIM or any of their respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

         (e) For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements and sales literature as defined in applicable rules of the NASD, the 1933 Act or the 1940 Act, and educational or training materials or other communications distributed or made generally available to some or all agents or employees.

         4.6     AVIF TO PROVIDE DOCUMENTS; INFORMATION ABOUT MLLIC.

         (a) AVIF will provide to MLLIC at least one (1) complete copy of all SEC registration statements, AVIF Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities. AVIF shall provide MLLIC with as much notice as is reasonably practicable of any proxy solicitation for a Fund and of any material change in the Fund's Prospectus or registration statement, particularly any change resulting in a change to the prospectus or registration statement relating to the Contracts. Where such material changes are for consideration by the Board of AVIF, such notice requirement of AVIF may be satisfied by providing MLLIC with a copy of an agenda of the relevant Board of Directors meeting of AVIF.

         (b) AVIF will provide to MLLIC camera ready copies of all AVIF prospectuses and printed copies, in an amount specified by MLLIC, of AVIF statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund, all in accordance with the allocations specified in Schedule C. AVIF will provide such copies to MLLIC in a timely manner so as to enable

MLLIC to print and distribute such materials within the time required by law to be furnished to Participants.

         (c) AVIF or AIM will provide to MLLIC or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which MLLIC, or any of its affiliates is named, or that refers to the Contracts, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if MLLIC or its designated agent objects to such use within ten (10) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. MLLIC shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.

         (d) Neither AVIF nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning MLLIC or its affilitates, each Account, or the Contracts other than
(i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended or supplemented from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by MLLIC for distribution; or (iii) in sales literature or other promotional material approved by MLLIC or its affiliates, except with the express written permission of MLLIC.

         (e) AIM shall adopt and implement procedures reasonably designed to ensure that information concerning MLLIC, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither MLLIC, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

          (f) For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements and sales literature as defined in applicable rules of the NASD, the 1933 Act or the 1940 Act, and educational or training materials or other communications distributed or made generally available to some or all agents or employees.

         (g) Except as otherwise expressly provided in this Agreement, neither AVIF, its investment adviser, its principal underwriter, or any affiliate thereof shall use any trademark, trade name, service mark or logo of MLLIC or any of its affiliates, or any variation of any such trademark, trade name, service mark or logo, without MLLIC's prior written consent, the
granting of which shall be at MLLIC's sole option.   Except as otherwise
expressly provided in this Agreement, neither MLLIC nor any affiliate thereof shall use any trademark, trade name, service mark or logo of AVIF, AIM or any of their respective affiliates, or any variation of any such trademark, trade name, service mark or logo, without the prior written consent of AVIF or AIM, the granting of which shall be at the sole option of AVIF, AIM or such affiliate.

         (h) AVIF and AIM agree to provide to MLLIC, as soon as available under AIM's then applicable guidelines for release, the following information with respect to each Fund, each as of the last Business Day of such calendar month: the Fund's ten (10) largest portfolio holdings (based on percentage of the Fund's net assets); the five (5) industry sectors in which the Fund's investments are most heavily weighted; the relative proportion of the Fund's net assets invested in equity, bond, and cash instruments, respectively; the broad geographic regions as applicable, in which the Fund's investments are most heavily weighted; and year-to-date SEC standard total return performance data. In addition, AVIF and AIM agree to provide to MLLIC, as soon as available under AIM's then applicable guidelines for release, the following information with respect to each Fund, each as of the last Business Day of such quarter: a market commentary from the portfolio manager of such Fund; a complete list of the Fund's portfolio holdings; and access to the portfolio manager of such Fund at such portfolio manager's primary office location for up to thirty (30) minutes per calendar quarter for purposes of preparing audio and video tapes relating to the Fund's management
and performance (subject to the provisions of this Agreement).   Also, AVIF and
AIM agree to provide to MLLIC, within fifteen (15) Business Days after a request is submitted to AVIF or AIM by MLLIC, the following information with respect to each Fund, each as of the date or dates specified in such request: net asset value; net asset value per Share; and other Share information as may be reasonably requested. AVIF and AIM acknowledge that such information may be furnished to MLLIC's internal or independent auditors, and to the insurance departments of the various jurisdictions in which MLLIC does business.


                      SECTION 5.  MIXED AND SHARED FUNDING

         5.1     GENERAL.

         The SEC has granted an order ("Order") to AVIF exempting it from certain provisions of the 1940 Act and rules thereunder so that AVIF may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with MLLIC, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through
5.8 below shall apply pursuant to the Order granted to AVIF.   AVIF hereby
notifies MLLIC that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.


         5.2     DISINTERESTED DIRECTORS.

         AVIF agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of AVIF within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board; (b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.

         5.3     MONITORING FOR MATERIAL IRRECONCILABLE CONFLICTS.

         AVIF agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing AVIF ("Participating Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans investing in AVIF ("Participating Plans"). MLLIC agrees to inform the Board of Directors of AVIF of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

         (a) an action by any state insurance or other regulatory authority;

         (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

         (c) an administrative or judicial decision in any relevant proceeding;

         (d) the manner in which the investments of any Fund are being managed;

         (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance Companies;

         (f) a decision by a Participating Insurance Company to disregard the voting instructions of Participants; or

         (g) a decision by a Participating Plan to disregard the voting instructions of Plan participants.

         MLLIC will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by MLLIC to disregard voting instructions of Participants. MLLIC's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Participants.

         5.4     CONFLICT REMEDIES.

         (a) It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, MLLIC will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

              (i) withdrawing the assets allocable to some or all of the Accounts from AVIF or any Fund and reinvesting such assets in a different investment medium, including another Fund of AVIF, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., annuity Participants, life insurance Participants or all Participants) that votes in favor of such segregation, or offering to the affected Participants the option of making such a change; and

              (ii) establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

         (b) If the material irreconcilable conflict arises because of MLLIC's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, MLLIC may be required, at AVIF's election, to withdraw each Account's investment in AVIF or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after AVIF gives notice to MLLIC that this provision is being implemented, and until such withdrawal AVIF shall continue to accept and implement orders by MLLIC for the purchase and redemption of Shares of AVIF.

         (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to MLLIC conflicts with the majority of other state regulators, then MLLIC will withdraw each Account's investment in AVIF within six (6) months after AVIF's Board of Directors informs MLLIC that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal AVIF shall continue to accept and implement orders by MLLIC for the purchase and redemption of Shares of AVIF. No charge or penalty will be imposed as a result of such withdrawal.

         (d) MLLIC agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

         (e) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will AVIF or any of its affiliates be required to establish a new funding medium for any Contracts. MLLIC will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

         5.5     NOTICE TO MLLIC.

         AVIF will promptly make known in writing to MLLIC the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

         5.6     INFORMATION REQUESTED BY BOARD OF DIRECTORS.

         MLLIC and AVIF (or its investment adviser) will at least annually submit to the Board of Directors of AVIF such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

         5.7     COMPLIANCE WITH SEC RULES.

         If, at any time during which AVIF is serving as an investment medium for variable life insurance contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, AVIF agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

         5.8     OTHER REQUIREMENTS.

         AVIF will require that each Participating Insurance Company and Participating Plan enter into an agreement with AVIF that contains in substance the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.


                            SECTION 6.  TERMINATION

         6.1     EVENTS OF TERMINATION.

         Subject to Section 6.4 below, this Agreement will terminate as to a
Fund:

         (a) at the option of any Party upon six (6) months advance written notice to the other Parties; or

         (b) at the option of AVIF upon institution of formal proceedings against MLLIC or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding MLLIC's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

         (c) at the option of MLLIC upon institution of formal proceedings against AVIF, AIM, or their respective affiliates by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding AVIF's or AIM's obligations under this Agreement or related to the operation or management of AVIF or the purchase of AVIF Shares, if, in each case, MLLIC reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on MLLIC, the Accounts, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

         (d) at the option of any Party in the event that (i) the Fund's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by MLLIC; or

         (e) upon termination of the corresponding Subaccount's investment in the Fund pursuant to Section 5 hereof; or

         (f) at the option of MLLIC if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if MLLIC reasonably believes that the Fund may fail to so qualify; or

         (g)     at the option of MLLIC if the Fund fails to comply with
Section 817(h) of the Code or with successor or similar provisions, or if MLLIC reasonably believes that the Fund may fail to so comply; or

         (h) at the option of AVIF if the Contracts issued by MLLIC cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

         (i) upon another Party's failure to cure a material breach of any provision of this Agreement within thirty (30) days after written notice thereof; or

         (j) at the option of MLLIC upon receipt of any necessary regulatory approvals to substitute the shares of another investment company for Shares of the corresponding Fund in accordance with the terms of the Contracts for which those Fund Shares serve as underlying funding media. MLLIC will give written notice to AVIF immediately upon filing an application for substitution to substitute Shares of a Fund; or

         (k) at the option of AVIF or AIM by written notice to MLLIC if either AVIF or AIM shall conclude, in its sole judgment exercised in good faith, that MLLIC or the principal underwriter for the Contracts has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

         (l) at the option of MLLIC by written notice to AVIF or AIM, if MLLIC shall conclude in its sole judgment exercised in good faith, that AVIF and/or AIM has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

         (m) upon the assignment of this Agreement, unless made with the written consent specified in Section 8 hereof.

         6.2     NOTICE REQUIREMENT FOR TERMINATION.

         No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

         (a) in the event that any termination is based upon the provisions of Sections 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

         (b) in the event that any termination is based upon the provisions of Sections 6.1(b) or 6.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

         (c) in the event that any termination is based upon the provisions of Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h), or 6.1(i) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required; and

         (d) in the event that any termination is based upon the provisions of Sections 6.1(k), 6.1 (l) or 6.1(m) hereof, such prior written notice shall be given as soon as possible, but, in any event, at least fifteen (15) days in advance of the effective date of termination.

         6.3     FUNDS TO REMAIN AVAILABLE.

         Except (a) as necessary to implement Participant-initiated transactions, (b) as required by state insurance laws or regulations, (c) as required pursuant to Section 5 of this Agreement, or (d) with respect to any Fund as to which this Agreement has been terminated pursuant to Section 6.1(j) hereof, MLLIC shall not (i) redeem AVIF Shares attributable to the Contracts (as opposed to AVIF Shares attributable to MLLIC's assets held in each Account), or (ii) prevent Participants from allocating payments to or transferring amounts form a Fund that was otherwise available under the Contracts, until ninety (90) days after MLLIC shall have notified AVIF of its intention to do so.

         6.4     SURVIVAL OF WARRANTIES AND INDEMNIFICATIONS.

   All warranties and indemnifications will survive the termination of this Agreement.

         6.5     CONTINUANCE OF AGREEMENT FOR CERTAIN PURPOSES.

         If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h),
6.1(i), 6.1(j), 6.1(k), 6.1(l), or 6.1(m) hereof, this Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the later of the date as of which an Account owns no Shares of the affected Fund or a date (the "Final Termination Date") six (6) months following the Initial Termination Date, except that MLLIC may, by written notice adjust said six (6) month period in the case of a termination made at its option.


            SECTION 7.  PARTIES TO COOPERATE RESPECTING TERMINATION

         The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.


                             SECTION 8.  ASSIGNMENT

         This Agreement may not be assigned by any Party, except with the written consent of each other Party.


                              SECTION 9.  NOTICES

         Notices and communications required or permitted by Section 9 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

              MERRILL LYNCH INSURANCE GROUP, INC.
              Administrative Offices
              800 Scudders Mill Road
              Plainsboro, New Jersey   08536
              Facsimile:   (609) 282-1247

              Attn.:  Barry G. Skolnick, Esq.


              AIM VARIABLE INSURANCE FUNDS, INC.
              11 Greenway Plaza, Suite 1919
              Houston, Texas   77046
              Facsimile:  (713) 993-9185

              Attn.:  Nancy L. Martin, Esq.


              A I M DISTRIBUTORS, INC.
              11 Greenway Plaza, Suite 1919
              Houston, Texas   77046
              Facsimile:  (713) 993-9185

              Attn.:   Mr. W. Gary Littlepage




                         SECTION 10.  VOTING PROCEDURES

         Subject to the cost allocation procedures set forth in Schedule C hereto, pursuant to Section 3 hereof, MLLIC will distribute all proxy material furnished by AVIF to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. MLLIC will vote Shares in accordance with timely instructions received from Participants. MLLIC will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants. Subject to applicable law, neither MLLIC nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. MLLIC reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. MLLIC shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in a manner consistent with that of other Participating Insurance Companies or in the manner required by the Mixed and Shared Funding Order obtained by AVIF. AVIF will notify MLLIC of any changes of interpretations or amendments to the Mixed and Shared Funding Order it has obtained. AVIF will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, AVIF either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or will comply with Section 16(c) of the 1940 Act (although AVIF is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, AVIF will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.


                        SECTION 11.  FOREIGN TAX CREDITS

         AVIF agrees to consult in advance with MLLIC concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.


                          SECTION 12.  INDEMNIFICATION

         12.1 OF AVIF AND AIM BY MLLIC.

         (a) Except to the extent provided in Sections 12.1(b) and 12.1(c), below, MLLIC agrees to indemnify and hold harmless AVIF, its affiliates (including AIM), and each person, if any, who controls AIM or its affiliates within the meaning of Section 15 of the 1933 Act, and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of MLLIC) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale or acquisition of AVIF's Shares and:

              (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to MLLIC by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

              (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of MLLIC or its affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of MLLIC or its affiliates or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in Section (q) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Shares; or

              (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of MLLIC or its affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

              (iv) arise as a result of any failure by MLLIC to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by MLLIC in this Agreement or arise out of or result from any other material breach of this Agreement by MLLIC; or

              (v) arise as a result of failure by the Contracts issued by MLLIC to qualify as annuity contracts or life insurance contracts under the Code, otherwise than by reason of any Fund's failure to comply with Subchapter M or Section 817(h) of the Code.

         (b) MLLIC shall not be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to AVIF.

         (c) MLLIC shall not be liable under this Section 12.1 with respect to any action against an Indemnified Party unless AVIF or AIM shall have notified MLLIC in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify MLLIC of any such action shall not relieve MLLIC from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, MLLIC shall be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from MLLIC to such Indemnified Party of MLLIC's election to assume the defense thereof, the Indemnified Party will cooperate fully with MLLIC and shall bear the fees and expenses of any additional counsel retained by it, and MLLIC will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

         12.2 OF MLLIC BY AVIF AND AIM .

         (a) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e), below, AVIF and AIM agree to indemnify and hold harmless MLLIC, its affiliates, and each person, if any, who controls MLLIC or its affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or
AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; insofar as such losses, claims, damages, liabilities or actions are related to the sale or acquisition of AVIF's Shares and:

              (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of MLLIC or its affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

                 (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF or AIM or their respective affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of AVIF or AIM or their respective affiliates or persons under their control (including, without limitation, their employees and "Associated Persons" as that term is defined in Section (q) of
                      Article I of the NASD By-Laws), in connection with the sale or distribution of the Contracts or AVIF Shares; or

              (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to MLLIC or its affiliates by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

              (iv) arise as a result of any failure by AVIF to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF in this Agreement or arise out of or result from any other material breach of this Agreement by AVIF.

         (b) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e) hereof, AVIF and AIM agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with the written consent of AVIF) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against MLLIC pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by MLLIC of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that MLLIC reasonably deems necessary or appropriate as a result of the noncompliance.

         (c) Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to MLLIC, each Account or Participants.

         (d) Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified AVIF and/or AIM in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AVIF or AIM of any such action shall not relieve AVIF or AIM from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section
12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, AVIF and/or AIM will be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from AVIF and/or AIM to such Indemnified Party of AVIF's and/or AIM's election to assume the defense thereof, the Indemnified Party will cooperate fully with AVIF and AIM and shall bear the fees and expenses of any additional counsel retained by it, and neither AVIF nor AIM will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

         (e) In no event shall either AVIF or AIM be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, MLLIC or any other Participating Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by MLLIC hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by MLLIC or any Participating Insurance Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) subject to compliance by AVIF with Sections 4.1(a) and 4.1(b) hereof, the failure by MLLIC or any Participating Insurance Company to maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.

         12.3 EFFECT OF NOTICE.

         Any notice given by the indemnifying Party to an Indemnified Party referred to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

         12.4 SUCCESSORS.

         A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.


                          SECTION 13.  APPLICABLE LAW

         This Agreement will be construed and the provisions hereof interpreted under and in accordance with Maryland law, without regard for that state's principles of conflict of laws.


                     SECTION 14.  EXECUTION IN COUNTERPARTS

         This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.


                           SECTION 15.  SEVERABILITY

         If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.


                         SECTION 16.  RIGHTS CUMULATIVE

         The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.


                             SECTION 17.  HEADINGS

         The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

                       SECTION 18.  PARTIES TO COOPERATE

         Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

        ______________________________________________________________


         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.


                                        AIM VARIABLE INSURANCE FUNDS, INC.

Attest: /s/ NANCY L. MARTIN             By: /s/ ROBERT H. GRAHAM
       ---------------------------          ----------------------------
         Nancy L. Martin                Name:     Robert H. Graham
         Assistant Secretary            Title:    President


                                        A I M DISTRIBUTORS, INC.

Attest: /s/ NANCY L. MARTIN             By: /s/ W. GARY LITTLEPAGE
        --------------------------          ----------------------------

Name: Nancy L. Martin                   Name: W. Gary Littlepage
      ----------------------------           ---------------------------

Title:   Assistant Secretary            Title: Senior Vice President
      ----------------------------            --------------------------


                                        ML LIFE INSURANCE COMPANY OF
                                        NEW YORK, on behalf of  itself and its
                                        separate accounts

Attest: /s/ EDWARD W. DIFFIN, JR.       By: /s/ BARRY G. SKOLNICK
        --------------------------          ----------------------------

Name: Edward W. Diffin, Jr.             Name: Barry G. Skolnick
      ----------------------------            --------------------------
         Vice President and                       Senior Vice President
Title:    Senior Counsel                Title:    and General Counsel
          ------------------------                ----------------------

                                   SCHEDULE A



FUNDS AVAILABLE UNDER THE CONTRACTS

o        AIM VARIABLE INSURANCE FUNDS, INC.
              AIM V.I. Capital Appreciation Fund
              AIM V.I. Value Fund


SEPARATE ACCOUNTS UTILIZING THE FUNDS
ML of New York Variable Annuity Separate Account A


CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Merrill Lynch Funds Retirement Plus Variable Annuity

                                   SCHEDULE B

                          AIM'S PRICING ERROR POLICIES



Determination of Materiality

In the event that AIM discovers an error in the calculation of the Fund's net asset value, the following policies will apply:

If the amount of the error is less than $.01 per share, it is considered immaterial and no adjustments are made.

If the amount of the error is $.01 per share or more, then the following thresholds are applied:

         a. If the amount of the difference in the erroneous net asset value and the correct net asset value is less than .5% of the correct net asset value, AIM will reimburse the affected Fund to the extent of any loss resulting from the error. No other adjustments shall be made.

         b. If the amount of the difference in the erroneous net asset value and the correct net asset value is .5% of the correct net asset value or greater, then AIM will determine the impact of the error to the affected Fund and shall reimburse such Fund (and/or MLLIC, as appropriate, such as in the event that the error was not discovered until after MLLIC processed transactions using the erroneous net asset value) to the extent of any loss resulting from the error. To the extent that an overstatement of net asset value per share is detected quickly and MLLIC has not mailed redemption checks to Participants, MLLIC and AIM agree to examine the extent of the error to determine the feasibility of reprocessing such redemption transaction (for purposes of reimbursing the Fund to the extent of any such overpayment).

Reprocessing Cost Reimbursement

To the extent a reprocessing of Participant transactions is required pursuant to paragraph (b), above, AIM shall reimburse MLLIC for MLLIC's reprocessing costs in the amount of $3.00 per contract affected by $10 or more.

The Pricing Policies described herein may be modified by AVIF as approved by its Board of Directors. AIM agrees to use its best efforts to notify MLLIC at least five (5) days prior to any such meeting of the Board of Directors of AVIF to consider such proposed changes.

                                   SCHEDULE C

                              EXPENSE ALLOCATIONS


 -------------------------------------------------------------------------------------------------------
 DESCRIPTION                      MLLIC                                 AIM/AVIF
 -------------------------------------------------------------------------------------------------------
 Registration

 Prepare and file registration    Account registration statements       Fund registration statements
 statements(1)

 Payment of fees                  Account fees                          Fund fees
 -------------------------------------------------------------------------------------------------------
 Prospectuses

 Typesetting                      Account Prospectuses                  Fund Prospectuses

                                  Account Prospectuses, and             Fund Prospectuses distributed to
 Printing                         Fund Prospectuses (but not for        existing Participants(2)
                                  existing Participants)
 -------------------------------------------------------------------------------------------------------
 SAIs

 Typesetting                      Account SAIs                          Fund SAIs

 Printing                         Account SAIs                          Fund SAIs

 -------------------------------------------------------------------------------------------------------
 Supplements (to Prospectuses
 or SAIs

 Typesetting and Printing         Account Supplements, and Fund         Fund Supplements to existing
                                  Supplements (but not for existing     Participants(2)
                                  Participants)
 -------------------------------------------------------------------------------------------------------

-------------------------------

               (1) Includes all filings and costs necessary to keep registrations current and effective; including, without limitation, filing Forms N-SAR and Rule 24F-2 Notices as required by law.

               (2) With respect to any AVIF material printed in combination with any non-AVIF materials, total costs of typesetting and printing shall be prorated as between AIM/AVIF on the one hand and MLLIC on the other based on (a) the ratio of the number of pages of the combined prospectus, report, or other document, for each Fund listed on Schedule A hereto to the total number of pages in such combined prospectus, report, or other document; and (b) the ratio of the number of Participants who invest in all Funds of AVIF to the total number of Participants.

 -------------------------------------------------------------------------------------------------------
 DESCRIPTION                      MLLIC                                 AIM/AVIF
 -------------------------------------------------------------------------------------------------------
 Financial Reports

 Typesetting                      Account Reports                       Fund Reports to existing
                                                                        Participants(2)
 Printing                         Account Reports, and Fund Reports
                                  (not to existing Participants)
 -------------------------------------------------------------------------------------------------------
 Mailing and Distribution

 To Contract owners               Account and Fund Prospectuses,
                                  SAIs, Supplements and Reports

 To Offerees                      Account and Fund Prospectuses,
                                  SAIs, Supplements and Reports
 -------------------------------------------------------------------------------------------------------
 Proxies

 Typesetting, printing and        Account and Fund Proxies where the    Fund Proxies where the matters
 mailing of proxy solicitation    matters submitted are solely          submitted are solely Fund-related
 materials and voting             Account-related
 instruction solicitation
 materials and tabulation of      Account Proxies even where the
 proxies to Participants          matters submitted are solely Fund-
                                  related
  -------------------------------------------------------------------------------------------------------
 Other (Sales-Related)

 Contract owner communication     Account-related items and\
                                  Fund-related items

 Distribution                     Policies

 Administration                   Account (Policies)
 -------------------------------------------------------------------------------------------------------

------------------------------

         (2) With respect to any AVIF material printed in combination with any non-AVIF materials, total costs of typesetting and printing shall be prorated as between AIM/AVIF on the one hand and MLLIC on the other based on (a) the ratio of the number of pages of the combined prospectus, report, or other document, for each Fund listed on Schedule A hereto to the total number of pages in such combined prospectus, report, or other document; and (b) the ratio of the number of Participants who invest in all Funds of AVIF to the total number of Participants.